Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

Ashford Trust ANNOUNCES TRANSITION

WITHIN SENIOR EXECUTIVE TEAM

DALLAS, April 30, 2020 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today a transition within its senior executive team. Douglas A. Kessler is voluntarily resigning as President and Chief Executive Officer to pursue other professional opportunities. The Board of Directors has appointed J. Robison Hays, III as the Company’s new President and Chief Executive Officer. Mr. Kessler’s resignation and Mr. Hays’ appointment will be effective Thursday, May 14, 2020, the date of the Company’s Annual Meeting of Stockholders. Mr. Hays has been serving as the Company’s Chief Strategy Officer, a position he has held since May 2015. Mr. Kessler will remain with the Company until May 14, 2020 to assist with the transition and be available to the Company for a year on a consulting basis.

“I would like to thank Douglas for his invaluable leadership and contributions to Ashford Trust during his considerable tenure. He has been an extraordinary colleague and instrumental in the growth of Ashford Trust since its IPO in 2003. We wish him well in his future endeavors,” commented Monty J. Bennett, Ashford Trust’s Chairman of the Board. “We believe Rob is the ideal candidate to execute the vision for the Company going forward. Having joined Ashford Trust in 2005 and serving most recently as our Chief Strategy Officer, Rob has been actively involved in all aspects of the Company. Given Rob’s breadth of experience and demonstrated leadership capabilities, we believe the transition will be seamless.”

Mr. Kessler is also resigning as Senior Managing Director of Ashford Inc. (NYSE American: AINC). Mr. Hays will resign as Co-President & Chief Strategy Officer of Ashford Inc. and assume the role of Senior Managing Director. Mr. Hays will also resign as Chief Strategy Officer of Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar”) and will no longer be an officer of Braemar. Mr. Hays will also no longer serve as Chief Strategy Officer at Ashford Trust.

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Mr. Hays, age 42, has served as the Company’s Chief Strategy Officer since May 2015 and prior to that served as its Senior Vice President—Corporate Finance and Strategy since 2010. He has been with the Company since 2005. Prior to joining the Company, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions and strategic initiatives. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas. He received his undergraduate degree in Politics from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; our ability to meet the NYSE continued listing standards; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.